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                                   EXHIBIT 11

                      COMPUTATION OF NET INCOME PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                        FISCAL YEAR ENDED
                                                         -----------------------------------------------
                                                         JUNE 27, 1997    JUNE 30, 1996    JUNE 30, 1995
                                                         -------------    -------------    -------------
Primary:
  Average shares outstanding..........................        78,776           77,950           78,292
                                                          ==========       ==========       ==========
  Net Income..........................................     $ 207,508        $ 178,367        $ 154,466
                                                          ==========       ==========       ==========
     Net income per share.............................         $2.63            $2.29            $1.97
                                                          ==========       ==========       ==========
Fully diluted:
  Total primary average shares outstanding............        78,776           77,950           78,292
  Dilutive stock options and employee stock purchase
     plan shares -- based on treasury stock method
     using the greater of year-end market price or
     average market price.............................           432              256              264
                                                         -------------    -------------    -------------
  Total fully diluted average shares outstanding......        79,208           78,206           78,556
                                                          ==========       ==========       ==========
     Net income per share.............................         $2.62            $2.28            $1.97
                                                          ==========       ==========       ==========


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